UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2014

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On July 24, 2014, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2014. That press release is attached to this Report as Exhibit 99.1

ITEM 7.01	REGULATION FD DISCLOSURE

OceanFirst Financial Corp. (the “Company”) is scheduled to make presentations to current and prospective investors. Attached as Exhibit 99.2 of this Form 8-K is a copy of the presentation which OceanFirst Financial Corp. will make available at these presentations and will post on its website at www.oceanfirst.com. This report is being furnished to the SEC and shall not be deemed “filed” for any purpose.

ITEM 8.01	OTHER EVENTS

In the press release described in Item 2.02, the Company also announced that the Board of Directors has authorized the repurchase of up to 5% of the Company’s outstanding common stock, up to 867,923 shares. The Board of Directors also declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.12 per share and will be payable on August 15, 2014 to the stockholders of record at the close of business on August 4, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated July 24, 2014.

99.2	Text of written presentation which OceanFirst Financial Corp. intends to provide to current and prospective investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: July 28, 2014

Exhibit Index

Exhibit	Description

99.1	Press Release dated July 24, 2014.

99.2	Text of written presentation which OceanFirst Financial Corp. intends to provide to current and prospective investors.